Exhibit 4.11(b)

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                             NOTE PURCHASE AGREEMENT


                                      among


                               UAFC-2 CORPORATION
                                   as Issuer,


                      VARIABLE FUNDING CAPITAL CORPORATION,
                                   as Company,

                                       and

                          FIRST UNION SECURITIES, INC.,
                                  as Deal Agent

                                       and

                               the BANK INVESTORS,
                                  named herein

                                       and

                            FIRST UNION NATIONAL BANK
                          as Registrar and Paying Agent


                           Dated as of August 31, 2001

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
                                TABLE OF CONTENTS

                                                                            Page

Article I DEFINITIONS.........................................................1
    Section 1.1       Definitions.............................................1

Article II FUNDINGS; THE NOTE.................................................4
    Section 2.1       Funding; The Note.......................................4
    Section 2.2       Sharing of Payments, Etc................................6
    Section 2.3       Right of Setoff.........................................7
    Section 2.4       Fees....................................................7

Article III REPRESENTATIONS AND WARRANTIES OF THE ISSUER......................7
    Section 3.1       Representations and Warranties of the Issuer............7

Article IV INDEMNIFICATION....................................................9
    Section 4.1       Indemnity...............................................9
    Section 4.2       Indemnity for Taxes, Reserves and Expenses.............11
    Section 4.3       Other Costs, Expenses and Related Matters..............12

Article V THE DEAL AGENT; PAYING AGENT; REGISTRAR; BANK COMMITMENT...........13
    Section 5.1       Authorization and Action...............................13
    Section 5.2       Reliance, Etc..........................................14
    Section 5.3       Credit Decision........................................15
    Section 5.4       Indemnification of the Deal Agent, Paying Agent
                        and Registrar........................................15
    Section 5.5       Successor Deal Agent, Paying Agent or Registrar........15
    Section 5.6       Payments by the Paying Agent...........................16
    Section 5.7       Assignments and Participations.........................16

Article VI MISCELLANEOUS.....................................................19
    Section 6.1       Notices, Etc...........................................19
    Section 6.2       Successors and Assigns.................................20
    Section 6.3       Severability Clause....................................20
    Section 6.4       Amendments.............................................20
    Section 6.5       Governing Law..........................................21
    Section 6.6       No Bankruptcy Petition Against the Company.............21
    Section 6.7       Setoff.................................................21
    Section 6.8       No Recourse............................................21
    Section 6.9       Further Assurances.....................................22
    Section 6.10      No Recourse Against Stockholders,
                        Officers or Directors................................22
    Section 6.11      Counterparts...........................................22
    Section 6.12      Headings...............................................22


                                    EXHIBITS

EXHIBIT A                  Form of Assignment and Acceptance  Agreement
EXHIBIT B                  Form of Funding Request
EXHIBIT C                  [reserved]
EXHIBIT D                  Form of Note

                             NOTE PURCHASE AGREEMENT


     NOTE PURCHASE AGREEMENT (this "Agreement"), dated as August 31, 2001 among VARIABLE FUNDING CAPITAL CORPORATION, a Delaware corporation, as lender (together with its successors and assigns, the "Company"), UAFC-2 CORPORATION, a Delaware corporation, as borrower (together with its successors and assigns, the "Issuer"), FIRST UNION SECURITIES, INC.("FUSI"), as deal agent (in such capacity, together with its successors, the "Deal Agent"), the BANK INVESTORS named herein and FIRST UNION NATIONAL BANK ("First Union"), as registrar and paying agent (in such capacities, the "Registrar" and the "Paying Agent", respectively). Capitalized terms used herein are used as defined in Section 1.1.

                              W I T N E S S E T H :
                               - - - - - - - - - -

     WHEREAS, subject to the terms and conditions of this Agreement and the Security Agreement, the Issuer desires to obtain funds from the Company or the Bank Investors, as applicable, and to evidence the obligation to repay such amounts, together with interest thereon, through the issuance of the Note;

     WHEREAS, pursuant to the Security Agreement, the Issuer will pledge to the Collateral Agent for the benefit of the Secured Parties its interest in the Collateral, including the Issuer's security interest in the Contracts;

     NOW THEREFORE, the parties hereto agree as follows:

                                   Article I

                                   DEFINITIONS

     Section 1.1 Definitions.

     All capitalized terms not otherwise defined herein shall have the meanings specified in the Security Agreement. The following terms shall have the meanings specified below, and shall include in the singular number the plural and in the plural number the singular:

Administration Agreement: That certain Amended and Restated Administration Agreement, dated as of July 1, 1998, executed between the Company and FUSI, as the same may be amended, supplemented or otherwise modified from time to time.

Agreement: This Note Purchase Agreement, as it may from time to time be amended, supplemented or otherwise modified in accordance with the terms hereof.

Assignment Amount: With respect to any Bank Investor, at any time an amount equal to the lesser of (i) such Bank Investor's Pro Rata Share of the Net Investment at such time, (ii) such Bank Investor's Pro Rata Share of the aggregate Outstanding Balance of Receivables (excluding Defaulted Receivables) at such time, and (iii) such Bank Investor's unused Commitment.

Assignment and Acceptance Agreement: An Assignment and Acceptance Agreement substantially in the form of Exhibit A attached hereto.

Assignment Date: As defined in Section 2.1(g).

Bank Investors: First Union and each other financial institution identified as such on the signature pages hereof and their respective successors and assigns.

Closing Date: August 31, 2001.

Commercial Paper: On any day, any short-term promissory notes issued by the Company.

Commitment: For each Bank Investor, the commitment of such Bank Investor to make acquisitions from the Issuer in accordance herewith in an amount not to exceed the dollar amount set forth opposite such Bank Investor's signature on the signature page hereto under the heading "Commitment" as such amount may be modified in accordance with the terms hereof.

Common Stock: 1000 shares of the Issuer's common stock, par value $1.00 per share.

Company: As defined in the preamble.

Deal Agent: As defined in the preamble.

Defaulting Bank Investor: As defined in Section 2.1(g).

Deficit: As defined in Section 2.1(g).

Eligible Assignee: A Person (A) (i) whose short-term rating is at least A-1 from S&P and P-1 from Moody's, or whose obligations under this Agreement are guaranteed by a Person whose short-term rating is at least A-1 from S&P and P-1 from Moody's, or (ii) otherwise satisfactory to the Company, the Deal Agent and each of the rating agencies rating the Commercial Paper and (B) approved by the Deal Agent and, at any time prior to the occurrence of a Termination Event, the Issuer.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

Facility Limit: $200,000,000.

First Union: As defined in the preamble.

Funding: As defined in Section 2.1(a).

Funding Date: The date upon which any Funding occurs.

Funding Request: As defined in Section 2.1(a).

FUSI: As defined in the preamble.

GAAP: Generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements of the Financial Accounting Standards Board or in such other statements or pronouncements by such other entity as approved by a significant segment of the accounting profession, which are in effect from time to time.

Indemnified Amounts: As defined in Section 4.1.

Indemnified Parties: As defined in Section 4.1.

Initial Noteholder: The Company.

Issuer: As defined in the preamble.

Liquidity Agreement: The Liquidity Purchase Agreement, dated as of the date hereof between the Company, as seller, the Liquidity Banks named therein, FUSI, as deal agent and documentation agent, and First Union, as liquidity agent.

Liquidity Bank: Each liquidity bank that is a party to the Liquidity Agreement.

Majority Investors: As defined in Section 5.1(a).

Moody's: Moody's Investors Service, Inc.

Net Asset Test: A test that is satisfied if the Net Investment is equal to or less than the product of the Noteholder's Percentage and the Net Receivables Balance.

Non-Defaulting Bank Investor: As defined in Section 2.1(g).

Note: The note issued to the Deal Agent for the account of the Company or the Bank Investors pursuant to Section 2.1(f).

Noteholder:  The  Person  in  whose  name  the  Note is  registered  on the Note
Register.

Other Transferor: Any Person other than the Issuer that has entered into a receivables purchase agreement, transfer and administration agreement, security agreement or other similar agreement with the Company.

Outstanding Principal Amount: The aggregate principal amount of the Note outstanding on any date of determination.

Paying Agent: As defined in the preamble.

Pro Rata Share: With respect to a Bank Investor, the Commitment of such Bank Investor divided by the sum of the Commitments of all Bank Investors.

Recipient: As defined in Section 2.2.

Registrar: As defined in the preamble.

Requirements of Law: With respect to any Person, the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or governmental authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System).

S&P: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

Security Agreement: The Security Agreement, dated as of August 31, 2001 among UAC, individually and as Collection Agent, the Issuer, the Seller, the Company, FUSI, individually, as Deal Agent and as the Collateral Agent and First Union National Bank as the Paying Agent.

Subsidiary: Any corporation more than 50% of the outstanding voting securities of which shall at any time be owned or controlled, directly or indirectly, by the Issuer or one or more Subsidiaries, or any similar business organization which is so owned or controlled.

Taxes:  Any  present  or  future  taxes,  levies,   imposts,   duties,  charges,
assessments or fees of any nature (including interest, penalties, and additions thereto) that are imposed by any Governmental Authority.

Transaction Costs: As defined in Section 4.3.

UAC: Union Acceptance Corporation, an Indiana corporation, and its permitted successors and assigns.

Uniform Commercial Code" or UCC: With respect to any state, the Uniform Commercial Code as from time to time in effect in such state.

                                   Article II

                               FUNDINGS; THE NOTE

     Section 2.1 Fundings; The Note.

     (a) Funding. Upon the terms and subject to the conditions herein set forth, the Company may, in its sole discretion, or the Bank Investors shall, if so requested by the Company, make advances (each, a "Funding") to the Issuer on or after the Closing Date and prior to the Termination Date. In connection with each Funding, the Issuer shall, by notice in the form of Exhibit B (the "Funding Request") request such Funding no later than 3:00 p.m. on the Business Day immediately preceding the proposed date of such Funding. Such notice shall specify the proposed amount of such Funding (which shall be at least $2,000,000) and the proposed date of the Funding.

     (b) Conditions to Fundings. The Company and the Bank Investors shall not, and shall have no obligation to, advance any funds to the Issuer in connection with any Funding if on the date of such Funding, (i) the Net Investment after giving effect to such Funding would exceed the Facility Limit, (ii) after giving effect to such Funding, the Net Asset Test is not satisfied, (iii) the Issuer shall have failed to deposit any Required Yield Deposit Amount into the Yield Supplement Account required pursuant to Section 2.13 of the Security Agreement,
(iv) the Issuer is not in compliance with Section 5.3 of the Security Agreement,
(v) the Issuer shall not have deposited in the Reserve Account, or shall not have given irrevocable instructions to the Deal Agent to withhold from the proceeds of such Funding, an amount equal to the amount necessary to cause the amount on deposit in the Reserve Account to equal the Required Reserve Account Amount (calculated as if such Funding shall have occurred), (vi) a Potential Termination Event or the Termination Date shall have occurred and be continuing, or (vii) the conditions precedent set forth in Section 4.1 of the Security Agreement shall not be satisfied.

     (c) [reserved].

     (d) Funding Requests Irrevocable. Each Funding Request shall be irrevocable and binding on the Issuer and the Issuer shall indemnify the Company and the Bank Investors against any loss or expense incurred by the Company or the Bank Investors, either directly or indirectly (including through the Liquidity
Agreement) as a result of any failure by the Issuer to complete the requested Funding including, without limitation, any loss (including loss of anticipated profits) or expense incurred by the Company or the Bank Investors, either directly or indirectly (including pursuant to the Liquidity Agreement), by reason of the liquidation or reemployment of funds acquired by the Company (or the Liquidity Bank) (including, without limitation, funds obtained by issuing commercial paper or promissory notes or obtaining deposits or loans from third parties) for the Company or the Bank Investors to complete the requested Funding.

     (e) Disbursement of Funds. On the Funding Date, the Company or the Bank Investors, as applicable, will make available to the Issuer in same day funds, the amount of the Funding to be made on such day by remitting the required amount thereof to an account of the Issuer as designated in the related Funding Request.

     (f) The Note.

          (i) The Issuer's obligation to pay the principal of and interest on all amounts advanced by the Company or the Bank Investors pursuant to any Funding shall be evidenced by a single note of the Issuer (the "Note") registered in the name of the Initial Noteholder which shall (1) be dated the Closing Date; (2) be in the stated principal amount equal to the Facility Limit (as reflected from time to time on the grid attached thereto); (3) bear interest as provided therein; (4) be payable to the order of the Deal Agent for the account of the Company or the Bank Investors and mature on the Remittance Date occurring in the fourth calendar month following the calendar month in which the latest maturing Receivable (determined as of the Termination Date) is scheduled to mature (without regard to extensions subsequently granted on any Receivable by the Issuer or the Collection Agent) (5) be entitled to the benefit of the Security Agreement and (6) be substantially in the form of Exhibit D, with blanks appropriately completed in conformity herewith. The Deal Agent shall, and is hereby authorized to, make a notation on the schedule attached to the Note of the date and the amount of each Funding and the date and amount of the payment of principal thereon, and prior to any transfer of the Note, the Deal Agent shall endorse the outstanding principal amount of the Note on the schedule attached thereto; provided, however, that failure to make such notation shall not adversely affect the Company's or any Bank Investor's rights with respect to the Note.

          (ii) Although the Note shall be dated the Closing Date, interest in respect thereof shall be payable only for the periods during which amounts are outstanding thereunder. In addition, although the stated principal amount of the Note shall be equal to the Facility Limit, the Note shall be enforceable with respect to the Issuer's obligation to pay the principal thereof only to the extent of the unpaid principal amount of the Fundings outstanding thereunder at the time such enforcement shall be sought.

     (g) Defaulting Bank Investor. If, by 2:00 p.m. (New York City time), one or more Bank Investors (each, a "Defaulting Bank Investor", and each Bank Investor other than any Defaulting Bank Investor being referred to as a "Non-Defaulting Bank Investor") fails to make its Pro Rata Share of any Funding available pursuant to Section 2.1(a), as applicable, or any Assignment Amount payable by it pursuant to Section 5.7(a) (the aggregate amount not so made available being herein called in either case the "Deficit"), then the Deal Agent shall, by no later than 2:30 p.m. (New York City time) on the applicable Funding Date or the applicable date that such Assignment Amount is payable (the "Assignment Date"), as the case may be, instruct each Non-Defaulting Bank Investor to pay or deposit, by no later than 3:00 p.m. (New York City time), in immediately available funds, to the Issuer or the Company, as the case may be, an amount equal to the lesser of (i) such Non-Defaulting Bank Investor's proportionate share (based upon the relative Commitments of the Non-Defaulting Bank Investors) of the Deficit and (ii) its unused Commitment. A Defaulting Bank Investor shall forthwith, upon demand, pay to the Deal Agent for the ratable benefit of the Non-Defaulting Bank Investors all amounts paid by each Non-Defaulting Bank Investor on behalf of such Defaulting Bank Investor, together with interest thereon, for each day from the date a payment was made by a Non-Defaulting Bank Investor until the date such Non-Defaulting Bank Investor has been paid such amounts in full, at a rate per annum equal to the sum of the Base Rate, plus 2.00% per annum. In addition, if, after giving effect to the provisions of the immediately preceding sentence, any Deficit with respect to any Assignment Amount continues to exist, each such Defaulting Bank Investor shall pay interest to the Deal Agent, for the account of the Company, on such Defaulting Bank Investor's portion of such remaining Deficit, at a rate per annum, equal to the sum of the Base Rate, plus 2.00% per annum, for each day from the applicable Assignment Date until the date such Defaulting Bank Investor shall pay its portion of such remaining Deficit in full to the Company.

     Section 2.2 Sharing of Payments, Etc.

     If the Company or any Bank Investor (for purposes of this Section only, being a "Recipient") shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of any interest in the Note owned by it in excess of its ratable share of payments on account of any interest in the Note obtained by the Company and/or the Bank Investors entitled thereto, such Recipient shall forthwith purchase from the Company and/or the Bank Investors entitled to a share of such amount participations in the percentage interests owned by such Persons as shall be necessary to cause such Recipient to share the excess payment ratably with each such other Person entitled thereto; provided, however, that if all or any portion of such excess payment is thereafter recovered from such Recipient, such purchase from each such other Person shall be rescinded and each such other Person shall repay to the Recipient the purchase price paid by such Recipient for such participation to the extent of such recovery, together with an amount equal to such other Person's ratable share (according to the proportion of (a) the amount of such other Person's required payment to (b) the total amount so recovered from the Recipient) of any interest or other amount paid or payable by the Recipient in respect of the total amount so recovered.

     Section 2.3 Right of Setoff.

     Without in any way limiting the provisions of Section 2.2, each of the Company and the Bank Investors is hereby authorized (in addition to any other rights it may have) at any time after the occurrence of a Termination Event or during the continuance of a Potential Termination Event to set-off, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by the Company or such Bank Investor to, or for the account of, the Issuer against the amount owing by the Issuer hereunder to such Person (even if contingent or unmatured).

     Section 2.4 Fees.

     The Issuer shall pay, in accordance with the Fee Letter, such fees as are described therein, all of which shall be non-refundable.

                                  Article III

                  REPRESENTATIONS AND WARRANTIES OF THE ISSUER

     Section 3.1 Representations and Warranties of the Issuer.

     The Issuer represents and warrants to and covenants with the Company and the Bank Investors as of the Closing Date and, except as otherwise provided herein, as of any Funding Date that:

     (a) Corporate Existence and Power. The Issuer is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted.

     (b) Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by the Issuer of this Agreement and the other Transaction Documents are within the Issuer's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Certificate of Incorporation or Bylaws of the Issuer or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Issuer or result in the creation or imposition of any lien on assets of the Issuer, or require the consent or approval of, or the filing of any notice or other documentation with, any governmental authority or other Person.

     (c) Binding Effect. Each of this Agreement and the other Transaction Documents constitutes the legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors.

     (d) Accuracy of Information. All information heretofore furnished by the Issuer (including without limitation, the Settlement Statement and UAC's financial statements) to the Company, the Bank Investors or the Deal Agent for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Issuer to the Company, the Bank Investors or the Deal Agent will be, true and accurate in every material respect, on the date such information is stated or certified.

     (e) Tax Status. All tax returns (federal, state and local) required to be filed with respect to the Issuer have been filed (which filings may be made by an Affiliate of the Issuer on a consolidated basis covering the Issuer and other Persons) and there has been paid or adequate provision made for the payment of all taxes, assessments and other governmental charges in respect of the Issuer (or in the event consolidated returns have been filed, with respect to the Persons subject to such returns).

     (f) Action, Suits. There are no actions, suits or proceedings pending, or to the knowledge of the Issuer threatened, against or affecting the Issuer or any Affiliate of the Issuer or their respective properties, in or before any court, arbitrator or other body, which may have a material adverse effect on the Issuer's ability to perform its obligations hereunder, under the Security Agreement, the Note, the Sale and Purchase Agreement or any other Transaction Document.

     (g) Use of Proceeds. The proceeds of any Funding will be used by the Issuer to (a) acquire the Receivables, the Contracts related thereto and the Related Security with respect thereto from the Seller pursuant to the UAFC-2 Sale and Purchase Agreement or from a Warehouse pursuant to a Warehouse Transfer
Agreement, (b) to pay down debt in connection with the purchase of the Receivables and Contracts pursuant to the UAFC-2 Sale and Purchase Agreement, or
(c) to make distributions constituting a return of capital.

     (h) Place of Business. The jurisdiction of formation of the Issuer is the State of Delaware, the chief place of business and chief executive office of the Issuer are located at the address of the Issuer indicated in Section 9.3 of the Security Agreement and the offices where the Issuer keeps all its records, are located at the address(es) described on Exhibit G of the Security Agreement , or such other locations notified to the Collateral Agent in accordance with Section
2.6 of the Security Agreement.

     (i) Merger and Consolidation. As of the date hereof the Issuer has not changed its name, merged with or into or been consolidated with any other corporation or been the subject of any proceeding under Title 11, United States Code (Bankruptcy).

     (j) Solvency. The Issuer is not insolvent and will not be rendered insolvent immediately following the consummation on the Closing Date of the transactions contemplated by this Agreement and the Security Agreement, including the pledge by the Issuer to the Collateral Agent of the Collateral.

     (k) No Termination Event. After giving effect to each Funding, no Potential Termination Event or Termination Event exists.

     (l) Compliance. The Issuer has complied in all material respects with all Requirements of Law in respect of the conduct of its business and ownership of its property.

     (m) Not an Investment Company. The Issuer is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

     (n) ERISA. The Issuer is in compliance in all material respects with ERISA and no lien in favor of the Pension Benefit Guaranty Corporation on any of the Receivables shall exist.

     (o) Subsidiaries. The Issuer does not have any Subsidiaries.

     (p) Capital Stock. The Issuer has neither sold nor pledged any of its Common Stock to any entity other than UAC.

     Any document, instrument, certificate or notice delivered to the Company, any Bank Investor or the Deal Agent by the Issuer hereunder shall be deemed a representation and warranty by the Issuer.

     The representations and warranties set forth in this Section 3.1 shall survive the pledge and assignment of the Collateral to the Collateral Agent for the benefit of the Secured Parties. Upon discovery by the Issuer, the Company, the Deal Agent or a Bank Investor of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others.

                                   Article IV

                                 INDEMNIFICATION

     Section 4.1 Indemnity.

     Without limiting any other rights which the Company or the Bank Investors may have hereunder or under applicable law, the Issuer agrees to indemnify the Company, the Bank Investors, the Collateral Agent, the Deal Agent, the Paying Agent, the Registrar, the Liquidity Banks, and any permitted assigns and their respective agents, officers, directors and employees (collectively, "Indemnified Parties") from and against any and all damages, losses, claims, liabilities, costs and expenses, including reasonable attorneys' fees (which such attorneys may be employees of the Company, the Bank Investors, the Deal Agent, the Collateral Agent, the Paying Agent, the Registrar, the Liquidity Banks) and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or as a result of this Agreement or the ownership, either directly or indirectly, by the Company, the Bank Investors, the Deal Agent, the Paying Agent, the Registrar or the Liquidity Banks of the Note excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of an Indemnified Party or (ii) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables. Such Indemnified Amounts shall be paid in accordance with Section 2.3(a)(x) of the Security Agreement. Without limiting the generality of the foregoing, the Issuer shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:

     (a) reliance on any representation or warranty made by the Issuer, UAC or the Collection Agent (or any officers of the Issuer or the Collection Agent) under or in connection with this Agreement, the Security Agreement, the Funding Request, any Settlement Statement or any other information or report delivered by the Issuer, UAC or the Collection Agent pursuant hereto or thereto, which shall have been false or incorrect in any material respect when made or deemed made;

     (b) the failure by the Issuer, UAC or the Collection Agent to comply with any applicable law, rule or regulation with respect to the Collateral, or the nonconformity of the Collateral with any such applicable law, rule or regulation;

     (c) the failure to vest and maintain vested in the Collateral Agent a first priority perfected security interest in the Collateral, free and clear of any Lien;

     (d) the failure to file, or any delay in filing, financing statements, continuation statements, or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to all or any part of the Collateral which failure has an adverse effect on the validity, perfected status or priority of the security interest granted to the Collateral Agent under the Security Agreement;

     (e) any valid dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable not being legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of services related to such Receivable or the furnishing or failure to furnish such services;

     (f) any failure of the Issuer to perform its duties or obligations in accordance with the provisions of the Security Agreement; or

     (g) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with related merchandise or services which are the subject of any Receivable;

     provided, however, that if the Company enters into agreements for the purchase of interests in receivables from one or more Other Transferors, the Company shall allocate such Indemnified Amounts which are in connection with the Liquidity Agreement to the Issuer and each Other Transferor; and provided, further, that if such Indemnified Amounts are attributable to the Issuer and not attributable to any Other Transferor, the Issuer shall be solely liable for such Indemnified Amounts or if such Indemnified Amounts are attributable to Other Transferors and not attributable to the Issuer, such Other Transferors shall be solely liable for such Indemnified Amounts.

     Section 4.2 Indemnity for Taxes, Reserves and Expenses.

     (a) If after the date hereof, the adoption of any Law or bank regulatory guideline or any amendment or change in the interpretation of any existing or future Law or bank regulatory guideline by any Official Body charged with the administration, interpretation or application thereof, or the compliance with any directive of any Official Body (in the case of any bank regulatory guideline, whether or not having the force of Law):

     (i) shall subject any Indemnified Party to any Tax with respect to this Agreement, the Security Agreement, the Note, the Net Investment, the Collateral or payments of amounts due hereunder, or shall change the basis of taxation of payments to any Indemnified Party of amounts payable in respect of this Agreement, the Note, the Net Investment, the Collateral or payments of amounts due hereunder or its obligation to advance funds under the Liquidity Agreement or otherwise in respect of this Agreement, the Security Agreement, the Note, the Net Investment or the Collateral (except for changes in the rate of federal, state or local general corporate, franchise, net income or other income or similar tax imposed on such Indemnified Party by the jurisdiction in which such Indemnified Party's principal executive office is located); or

     (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Indemnified Party or shall impose on any Indemnified Party or on the United States market for certificates of deposit or the London interbank market any other condition affecting this Agreement, the Security Agreement, the Note, the Net Investment, the Collateral or payments of amounts due hereunder or its obligation to advance funds under the Liquidity Agreement or otherwise in respect of this Agreement, the Note, the Net Investment or the Collateral;

     (iii)imposes upon any Indemnified Party any other expense (including, without limitation, reasonable attorneys' fees and expenses, and expenses of litigation or preparation therefor in contesting any of the foregoing) with respect to this Agreement, the Security Agreement, the Note, the Net Investment, the Collateral or payments of amounts due hereunder or its obligation to advance funds under the Liquidity Agreement or otherwise in respect of this Agreement, the Note, the Net Investment or the Collateral;

     and the result of any of the foregoing is to increase the cost to such Indemnified Party with respect to this Agreement, the Security Agreement, the Note, the Net Investment, the Collateral, the obligations hereunder, the funding of any purchases hereunder or the Liquidity Agreement, then within 10 days after demand by the Deal Agent, the Issuer shall pay to the Deal Agent such additional amount or amounts as will compensate such Indemnified Party for such increased cost.

     (b) If any Indemnified Party shall have determined that after the date hereof, the adoption of any applicable Law or bank regulatory guideline regarding capital adequacy, or any change therein, or any change in the interpretation thereof by any Official Body, or any directive regarding capital adequacy (in the case of any bank regulatory guideline, whether or not having the force of law) of any such Official Body, has or would have the effect of reducing the rate of return on capital of such Indemnified Party (or its parent) as a consequence of such Indemnified Party's obligations hereunder or with respect hereto to a level below that which such Indemnified Party (or its parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount reasonably deemed by such Indemnified Party to be material, then from time to time, within 10 days after demand by the Deal Agent, the Issuer shall pay to the Deal Agent such additional amount or amounts as will compensate such Indemnified Party (or its parent) for such reduction.

     (c) The Deal Agent or the Company will promptly notify the Issuer of any event of which it has knowledge, occurring after the date hereof, which will entitle an Indemnified Party to compensation pursuant to this Section 4.2. A notice by the Deal Agent claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Deal Agent may use any reasonable averaging and attributing methods.

     (d) Anything in this Section 4.2 to the contrary notwithstanding, if the Company enters into agreements for the acquisition of interests in receivables from one or more Other Transferors, the Company shall allocate the liability for any amounts under this Section 4.2 ("Section 4.2 Costs") ratably to the Issuer and each Other Transferor; provided, however, that if such Section 4.2 Costs are attributable to the Issuer and not attributable to any Other Transferor, the Issuer shall be solely liable for such Section 4.2 Costs or if such Section 4.2 Costs are attributable to Other Transferors and not attributable to the Issuer, such Other Transferors shall be solely liable for such Section 4.2 Costs.

     Section 4.3 Other Costs, Expenses and Related Matters.

     The Issuer agrees, upon receipt of a written invoice, to pay or cause to be paid, and to hold the Company, the Bank Investors, the Collateral Agent, the Agent and the Administrative Agent harmless against liability for the payment of, all reasonable out-of-pocket expenses (including, without limitation, all reasonable attorneys', accountant's and other third parties' fees and expenses, any filing fees and expenses incurred by officers or employees of the Company or any Bank Investor) incurred by or on behalf of the Company, any Bank Investor, the Collateral Agent, the Agent or the Administrative Agent (i) in connection with the negotiation, execution, delivery and preparation of this Agreement, the Note and the Security Agreement and any other Transaction Document and the transactions contemplated hereby and thereby and (ii) from time to time (a) relating to any amendments, waivers or consents under this Agreement, the Note and the Security Agreement, (b) arising in connection with the Company's, any Bank Investor's or any of their agent's enforcement or preservation of rights (including, without limitation, the perfection and protection of the Collateral Agent's security interest in the Collateral), or (c) arising in connection with any audit, dispute, disagreement, litigation or preparation for litigation involving this Agreement (all of such amounts, collectively, "Transaction Costs")

                                   Article V

            THE DEAL AGENT; PAYING AGENT; REGISTRAR; BANK COMMITMENT

     Section 5.1 Authorization and Action.

     (a) The Company and each Bank Investor hereby appoints and authorizes the Deal Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Security Agreement as are delegated to the Deal Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. In furtherance, and without limiting the generality of the foregoing, the Company and each Bank Investor hereby appoints the Deal Agent as its agent to execute and deliver all further instruments and documents, and take all further action that the Deal Agent may deem necessary or appropriate or that the Company or a Bank Investor may reasonably request in order to perfect, protect or more fully evidence the interests transferred or to be transferred from time to time by the Issuer hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder, including, without limitation, the execution by the Deal Agent as secured party/assignee of such financing or continuation statements, or amendments thereto or assignments thereof, relative to all or any of the Receivables now existing or hereafter arising, and such other instruments or notices, as may be necessary or appropriate for the purposes stated hereinabove. The Company and the Majority Investors may direct the Deal Agent to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Deal Agent hereunder, the Deal Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Majority Investors; provided, however, that the Deal Agent shall not be required to take any action hereunder if the taking of such action, in the reasonable determination of the Deal Agent, shall be in violation of any applicable law, rule or regulation or contrary to any provision of this Agreement or shall expose the Deal Agent to liability hereunder or otherwise. Upon the occurrence and during the continuance of any Termination Event or Potential Termination Event the Deal Agent shall take no action hereunder (other than ministerial actions or such actions as are specifically provided for herein) without the prior consent of the Majority Investors. "Majority Investors" shall mean, at any time, the Deal Agent and those Bank Investors which hold Commitments aggregating in excess of 50% of the Facility Limit as of such date. In the event the Deal Agent requests the Company's or a Bank Investor's consent pursuant to the foregoing provisions and the Deal Agent does not receive a consent (either positive or negative) from the Company or such Bank Investor within 10 Business Days of the Company's or Bank Investor's receipt of such request, then the Company or such Bank Investor (and its percentage interest hereunder) shall be disregarded in determining whether the Deal Agent shall have obtained sufficient consent hereunder.

     (b) The Deal Agent shall exercise such rights and powers vested in it by this Agreement and the Security Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (c) Each Noteholder hereby designates and appoints First Union as the Paying Agent hereunder, and authorizes the Paying Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Paying Agent by the terms of this Agreement together with such powers as are reasonably incidental thereto. The Paying Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with the Noteholders, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Paying Agent shall be read into this Agreement or otherwise exist for the Paying Agent. In performing its functions and duties hereunder, the Paying Agent shall act solely as paying agent for the Noteholders and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Issuer or any of its successors or assigns. The Paying Agent shall not be required to take any action that exposes the Paying Agent to personal liability or that is contrary to this Agreement or Law. The appointment and authority of the Paying Agent hereunder shall terminate at the payment in full of the Note.

     (d) Each Noteholder hereby designates and appoints First Union as the Registrar hereunder, and authorizes the Registrar to take such actions as agent on its behalf and to exercise such powers as are delegated to the Registrar by the terms of this Agreement together with such powers as are reasonably incidental thereto. The Registrar shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with the Noteholders, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Registrar shall be read into this Agreement or otherwise exist for the Registrar. In performing its functions and duties hereunder, the Registrar shall act solely as Registrar for the Noteholders and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Issuer or any of its successors or assigns. The Registrar shall not be required to take any action that exposes the Registrar to personal liability or that is contrary to this Agreement or Law. The appointment and authority of the Registrar hereunder shall terminate at the payment in full of the Note.

     Section 5.2 Reliance, Etc.

     Neither the Deal Agent, the Paying Agent, the Registrar nor any of its respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Deal Agent, Paying Agent or Registrar, respectively under or in connection with this Agreement or the Security Agreement, except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, each of the Deal Agent, the Paying Agent and the Registrar: (i) may consult with legal counsel (including counsel for the Issuer or UAC), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to the Company or any Bank Investor and shall not be responsible to the Company or any Bank Investor for any statements, warranties or representations made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or of the Security Agreement on the part of the Issuer or UAC or to inspect the property (including the books and records) of the Issuer or UAC; (iv) shall not be responsible to the Company or any Bank Investor for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the Security Agreement or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement, the Security Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telex) believed by it to be genuine and signed or sent by the proper party or parties.

     Section 5.3 Credit Decision.

     The Company and each Bank Investor acknowledges that it has, independently and without reliance upon the Deal Agent, the Paying Agent or the Registrar, any of their respective Affiliates, any other Bank Investor or the Company (in the case of any Bank Investor) and based upon such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement to which it is a party and, if so required, to acquire an interest in the Note. The Company and each Bank Investor also acknowledges that it will, independently and without reliance upon the Deal Agent, the Paying Agent, the Registrar, any of their respective Affiliates, any other Bank Investor or the Company (in the case of any Bank Investor) and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement and the other Transaction Documents to which it is a party.

     Section 5.4 Indemnification of the Deal Agent, Paying Agent and Registrar.

     The Bank Investors agree to indemnify each of the Deal Agent, the Paying Agent and the Registrar (to the extent not reimbursed by the Issuer), ratably in accordance with their Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Deal Agent, the Paying Agent or the Registrar, as the case may be, in any way relating to or arising out of this Agreement or any action taken or omitted by the Deal Agent, the Paying Agent or the Registrar, as the case may be, provided that the Bank Investors shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Deal Agent's, the Paying Agent's or the Registrar's, as the case may be, gross negligence or willful misconduct. Without limitation of the foregoing, the Bank Investors agree to reimburse each of Deal Agent, the Paying Agent and the Registrar, ratably in accordance with their Pro Rata Shares, promptly upon demand for any out-of-pocket expenses (including counsel fees) incurred by the Deal Agent, the Paying Agent or the Registrar, as the case may be, in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that such expenses are incurred in the interests of or otherwise in respect of the Bank Investors hereunder and/or thereunder and to the extent that the Deal Agent, the Paying Agent or the Registrar, as the case may be is not reimbursed for such expenses by the Issuer.

     Section 5.5 Successor Deal Agent, Paying Agent or Registrar.

     Each of the Deal Agent, the Paying Agent and the Registrar may resign at any time by giving written notice thereof to each Bank Investor, the Company and the Issuer and may be removed at any time with cause by the Majority Investors. Upon any such resignation or removal, the Company and the Majority Investors shall appoint a successor Deal Agent, Paying Agent or Registrar, as the case may be. The Company and each Bank Investor agrees that it shall not unreasonably withhold or delay its approval of the appointment of a successor Deal Agent, Paying Agent or Registrar, as the case may be. If no such successor Deal Agent, Paying Agent or Registrar, as the case may be, shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Deal Agent's, Paying Agent's or Registrar's, as the case may be, giving of notice of resignation or the Majority Investors' removal of the retiring Deal Agent, Paying Agent or Registrar, as the case may be, then the retiring Deal Agent, Paying Agent, or Registrar, as the case may be, may, on behalf of the Company and the Bank Investors, appoint a successor Deal Agent, Paying Agent, or Registrar, as the case may be, which successor Deal Agent, Paying Agent, or Registrar, as the case may be, shall be either (i) a commercial bank organized under the laws of the United States or of any state thereof and have a combined capital and surplus of at least $50,000,000 or (ii) an Affiliate of such a bank. Upon the acceptance of any appointment as Deal Agent, Paying Agent, or Registrar, as the case may be, hereunder by a successor Deal Agent, Paying
Agent, or Registrar, as the case may be, such successor Deal Agent, Paying Agent, or Registrar, as the case may be, shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Deal Agent, Paying Agent, or Registrar, as the case may be, and the retiring Deal Agent, Paying Agent, or Registrar, as the case may be, shall be discharged from its duties and obligations under this Agreement. After any retiring Deal Agent's, Paying Agent's, or Registrar's, as the case may be, resignation or removal hereunder as Deal Agent, Paying Agent, or Registrar, as the case may be, the provisions of this Article V shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Deal Agent, Paying Agent, or Registrar, as the case may be, under this Agreement.

     Section 5.6 Payments by the Paying Agent.

     Unless specifically allocated to a Bank Investor pursuant to the terms of this Agreement, all amounts received by the Paying Agent on behalf of the Bank Investors shall be paid by the Paying Agent to the Bank Investors (at their respective accounts specified to the Paying Agent) in accordance with their respective related pro rata interests in the Net Investment on the Business Day received by the Paying Agent, unless such amounts are received after 12:00 noon on such Business Day, in which case the Paying Agent shall use its reasonable efforts to pay such amounts to the Bank Investors on such Business Day, but, in any event, shall pay such amounts to the Bank Investors in accordance with their respective related pro rata interests in the Net Investment not later than the following Business Day.

     Section 5.7 Assignments and Participations.

     (a) Each Noteholder may upon at least 30 days' written notice to the Initial Noteholder, the Deal Agent, the Paying Agent, the Registrar and the Liquidity Agent assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement; provided however, that (i) each such assignment shall be of a constant, and not a varying percentage of all of the assigning Noteholder's rights and obligations under this Agreement, (ii) the portion of the Outstanding Principal Amount of the assigning Noteholder being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than the lesser of (A) $5,000,000 or an integral multiple of $1,000,000 in excess of that amount and (B) the full Outstanding Principal Amount of the assigning Noteholder's Note, (iii) each such assignment shall be to an Eligible Assignee, (iv) the assigning Noteholder and the assignee with respect to each such assignment shall execute and deliver to the Registrar, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,500 or such lesser amount as shall be approved by the Registrar and (v) the parties to each such assignment shall have agreed to reimburse the Registrar, the Paying Agent, the Deal Agent, the
Liquidity Agent and the Company for all fees, costs and expenses (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for each of the Registrar, the Paying Agent, the Deal Agent, the Liquidity Agent and the Company) incurred by the Registrar, the Deal Agent, the Paying Agent, the Liquidity Agent and the Company, respectively, in connection with such assignment, and provided further that upon the effective date of such assignment the provisions of Section 3.03(f) of the Administration Agreement shall be satisfied. Upon such execution, delivery and acceptance by the Registrar, the Paying Agent, the Deal Agent and the Liquidity Agent and the recording by the Registrar, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be the date of acceptance thereof by the Deal Agent, the Registrar, the Paying Agent and the Liquidity Agent, unless a later date is specified therein, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Noteholder hereunder and (ii) the Noteholder assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Noteholder's rights and obligations under this Agreement, such Noteholder shall cease to be a party hereto).

     (b) By executing and delivering an Assignment and Acceptance, the Noteholder assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Noteholder makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Noteholder makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by the Company of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of such financial statements and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Registrar, Deal Agent, the Paying Agent, or the Liquidity Agent, such assigning Noteholder or any other Noteholder and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assigning Noteholder and such assignee confirm that such assignee is an Eligible Assignee; (vi) such assignee appoints and authorizes each of the Registrar, the Paying Agent, the Deal Agent and the Liquidity Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Noteholder.

     (c) The Registrar shall maintain at its address referred to herein a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Noteholders and the Outstanding Principal Amount of, and the amount of each Note of each Noteholder from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Company, the Issuer and the Noteholders may treat each Person whose name is recorded in the Register as a Noteholder hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company, the Liquidity Agent or any Noteholder at any reasonable time and from time to time upon reasonable prior notice.

     (d) Subject to the provisions of Section 5.8(a), upon its receipt of an Assignment and Acceptance executed by an assigning Noteholder and an assignee, the Registrar, the Paying Agent, the Deal Agent and the Liquidity Agent shall each, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit A hereto, accept such Assignment and Acceptance, and the Registrar shall then (i) record the information contained therein in the Register and (ii) give prompt notice thereof to the Company.

     (e) Each Noteholder may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of the Outstanding Principal Amount of its Note); provided, however, that (i) the Deal Agent shall have confirmed that upon the effective date of such participation the provisions of Section 3.03(f) of the Amended and Restated Administration Agreement shall be satisfied and (ii) the Issuer shall have reasonably approved such participant. Notwithstanding anything herein to the contrary, each participant shall have the rights of a Noteholder (including any right to receive payment) under Article
IV. With respect to any participation described in this Section 5.8, the participant's rights, as set forth in the agreement between such participant and the applicable Noteholder, to agree to or to restrict such Noteholder's ability to agree to any modification, waiver or release of any of the terms of this Agreement or any other document or to exercise or refrain from exercising any powers or rights which such Noteholder may have under or in respect of this Agreement or any other document shall be limited to the right specifically given to participants under Article IV of this Agreement.

     (f) Each Noteholder may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 5.8, disclose to the assignee or participant or proposed assignee or participant any information relating to the transactions contemplated hereby, the Issuer, the Collection Agent or the Company furnished to such Noteholder by or on behalf of the Issuer or the Company.

     (g) Nothing herein shall prohibit any Noteholder from pledging or assigning as collateral any of its rights under this Agreement to any Federal Reserve Bank in accordance with applicable law and any such pledge or collateral assignment may be made without compliance with Section 5.8(a) or Section 5.8(b).

     (h) Notwithstanding anything to the contrary herein, the Company may at any time assign, or grant a security interest in or sell a participation interest in, the Note (or portion thereof) to any Person. The parties to any such assignment, grant or sale of participation interest, shall execute and deliver to the Registrar, for its acceptance and recording in its books and records, such agreement or document as may be satisfactory to such parties, the Deal Agent and the Registrar.

     (i) All assignments, transfers or pledges of the Note shall comply with the provisions of Article 8 of the UCC. No assignment, transfer or pledge of the Note shall be made except in accordance with applicable securities laws.

                                   Article VI

                                  MISCELLANEOUS

     Section 6.1 Notices, Etc.

     Except where telephonic instructions or notices are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be sent by facsimile transmission with a confirmation of the receipt thereof and shall be deemed to be given for purposes of this Agreement on the day that the receipt of such facsimile transmission is confirmed in accordance with the provisions of this Section 6.1. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses indicated below, and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party below:

         If to the Company:

         VARIABLE FUNDING CAPITAL CORPORATION
         c/o First Union Securities, Inc.
         One First Union Center
         301 S. College Street, TW-9
         Charlotte, NC 28288
         Attention:  Conduit Administration
         Telephone:  (704) 383-9343
         Telecopy:   (704) 383-6036

         If to the Issuer:

         UAFC-2 Funding Corporation
         9240 Bonita Beach Road, Suite 1109-E
         Bonita Springs, Florida 34135-4250
         Attn: Leeanne W. Graziani,  President
         Telephone:  (941) 948-1854
         Telecopy:   (941) 948-1855

         If to the Deal Agent:

         FIRST UNION SECURITIES, INC.
         One First Union Center
         301 S. College Street, TW-9
         Charlotte, North Carolina  28288
         Attention:  Conduit Administration
         Telephone: (704) 383-9343
         Facsimile:  (704) 383-6036

         If to the Paying Agent or the Registrar:

         FIRST UNION NATIONAL BANK
         One First Union Center
         301 S. College Street, TW-9
         Charlotte, North Carolina  28288
         Attention:  Capital Markets Credit Administration
         Telephone:  (704) 374-4001
         Facsimile:  (704) 374-3254

     Section 6.2 Successors and Assigns.

     This Agreement shall be binding upon the Issuer and the Company and their respective successors and assigns and shall inure to the benefit of the Issuer and the Company and their respective successors and assigns including the Liquidity Bank; provided, however, that the Issuer shall not assign any of its rights or obligations hereunder without the prior written consent of the Company and the Collateral Agent. The Issuer hereby acknowledges that the Company has assigned and granted a security interest in all of its rights hereunder to the Collateral Agent. In addition, the Issuer hereby acknowledges that the Company may at any time and from time to time assign all or a portion of its rights hereunder to the Liquidity Bank pursuant to the Liquidity Agreement.

     Section 6.3 Severability Clause.

     Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 6.4 Amendments.

     (a) No failure or delay on the part of the Deal Agent, the Paying Agent, the Registrar, the Company and the Bank Investors in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law.

     (b) Any provision of this Agreement may be amended or waived if, but only if, such amendment is in writing and is signed by the Issuer, the Company, the Deal Agent and the Majority Investors (and, if Article V or the rights or duties of the Deal Agent, Paying Agent, or Registrar, as the case may be, are affected thereby, by the Deal Agent, Paying Agent, or Registrar, as the case may be,); provided, that no such amendment or waiver shall, unless signed by each Bank Investor directly affected thereby, (i) increase the Commitment of a Bank Investor, (ii) reduce the Net Investment or rate of interest to accrue thereon or any fees or other amounts payable hereunder, (iii) postpone any date fixed for the payment of any scheduled distribution in respect of the Net Investment or interest with respect thereto or any fees or other amounts payable hereunder or for termination of any Commitment, (iv) change the percentage of the Commitments or the number of Bank Investors, which shall be required for the Bank Investors or any of them to take any action under this Section or any other provision of this Agreement, (v) extend or permit the extension of the Commitment Termination Date, (vi) reduce or impair Collections or the payment of fees payable hereunder to the Bank Investors or delay the scheduled dates for payment of such amounts, (vii) increase the Servicing Fee to a percentage greater than 1.0% per annum of the aggregate Outstanding Balance of the Receivables as of the first day of the related Settlement Period, (viii) modify any provisions of this Agreement or the Sale and Purchase Agreement relating to the timing of payments required to be made by the Issuer or UAC or the application of the proceeds of such payments, or (ix) provide for the appointment of any Person (other than the Deal Agent) as a successor Collection Agent. In the event the Deal Agent requests the Company's or a Bank Investor's consent pursuant to the foregoing provisions and the Deal Agent does not receive a consent (either positive or negative) from the Company or such Bank Investor within 10 Business Days of the Company's or Bank Investor's receipt of such request, then the Company or such Bank Investor (and its percentage interest hereunder) shall be disregarded in determining whether the Deal Agent shall have obtained sufficient consent hereunder.

     Section 6.5 Governing Law.

     This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

     Section 6.6 No Bankruptcy Petition Against the Company.

     Each of the parties hereto (other than the Company) hereby agrees that it will not institute against, or join any other Person in instituting against the Company any Insolvency Proceeding so long as any commercial paper issued by the Company shall be outstanding and there shall not have elapsed one year and one day since the last day on which any such commercial paper shall have been outstanding.

     Section 6.7 Setoff.

     The Issuer hereby irrevocably and unconditionally waives all right of setoff that it may have under contract (including this Agreement), applicable law or otherwise with respect to any funds or monies of the Company at any time held by or in the possession of the Company.

     Section 6.8 No Recourse.

     (a) The Issuer's obligations under the Note are payable solely from the Collateral and no general recourse shall be had on the Note against the Issuer or UAC. Except as otherwise expressly provided in this Agreement, it is understood and agreed that neither the Issuer nor UAC shall be liable for the payment of Commercial Paper or for any losses suffered by the Company in respect of the Note. The foregoing sentence shall not relieve the Issuer from any liability hereunder or under the Security Agreement with respect to its representations, warranties, covenants and other payment and performance obligations herein or therein described.

     (b) Notwithstanding anything in this Agreement to the contrary, the Company shall not have any obligation to pay any amount required to be paid by it hereunder in excess of any amount available to the Company after paying or making provision for the payment of its Commercial Paper . All payment obligations of the Company hereunder are contingent on the availability of funds in excess of the amounts necessary to pay its Commercial Paper and each of the other parties hereto agrees that it will not have a claim under Section 101(5) of the Bankruptcy Code if and to the extent that any such payment obligation owed to it by the Company exceeds the amount available to the Company to pay such amount after paying or making provision for the payment of its Commercial Paper.

     Section 6.9 Further Assurances.

     The Issuer agrees to do such further acts and things and to execute and deliver to the Company or the Collateral Agent such additional assignments, agreements, powers and instruments as are required by the Company to carry into effect the purposes of this Agreement or the Security Agreement or to better assure and confirm unto the Company or the Collateral Agent its rights, powers and remedies hereunder or thereunder.

     Section 6.10 No Recourse Against Stockholders, Officers or Directors.

     Notwithstanding anything to the contrary contained in this Agreement, the obligations of the Company under this Agreement and all other Transaction Documents are solely the corporate obligations of the Company and shall be payable solely to the extent of funds received from the Issuer in accordance herewith or from any party to any Transaction Document in accordance with the terms thereof in excess of funds necessary to pay matured and maturing Commercial Paper.

     Section 6.11 Counterparts.

     This Agreement may be executed in any number of copies, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument.

     Section 6.12 Headings.

     Section headings used in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Note Purchase Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                     UAFC-2 CORPORATION,
                                       as Issuer


                                     By:
                                        ----------------------------------------
                                        Name:
                                       Title:


                                     VARIABLE FUNDING CAPITAL CORPORATION,
                                       as Company


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     FIRST UNION SECURITIES, INC.,
                                     as Deal Agent


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     FIRST UNION NATIONAL BANK.,
                                     as Bank Investor


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                     Commitment:  $____________________


                                     FIRST UNION NATIONAL BANK.,
                                        as Paying Agent and Registrar


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                    EXHIBIT A


                        FORM OF ASSIGNMENT AND ACCEPTANCE

                                Dated __________


     Reference is made to the Note Purchase Agreement dated as of August 31, 2001 (the "Agreement") among UAFC-2 Corporation, as Issuer, Variable Funding Capital Corporation, as the Company, First Union Securities, Inc., as Deal Agent, the Bank Investors named therein and First Union National Bank, as Registrar and Paying Agent. Except as otherwise provided herein, capitalized terms used herein will have the meanings ascribed to them in the Agreement.

     __________________   (the   "Assignor")   and   ___________________    (the
"Assignee") agree as follows:

     1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Agreement as of the date hereof which represents the percentage interest specified in Section 1 of Schedule 1 of all outstanding rights and obligations of the Assignor under the Agreement, including, without limitation, such interest in the Note held by the Assignor. After giving effect to such sale and assignment, the amount of Outstanding Principal Amount with respect to the Note held for the account of the Assignee will be as set forth in Section 2 of Schedule 1.

     2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of THE COMPANY or the performance or observance by THE COMPANY of any of its obligations under the Agreement or any other instrument or document furnished pursuant thereto.

     3. The Assignee (i) confirms that it has received a copy of the Agreement, together with copies of such financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Deal Agent, the Paying Agent, the Registrar, the Assignor or any other Noteholder and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Deal Agent, the Registrar and the Paying Agent each to take such action as agent on its behalf and to exercise such powers under the Agreement as are delegated to the Deal Agent, the Paying Agent and the Registrar, respectively, by the terms thereof, together with such powers as are reasonably incidental thereto; and (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Agreement are required to be performed by it as a Noteholder.

     4. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to each of the Deal Agent and the Registrar for acceptance and recording by the Registrar. The effective date of this Assignment and Acceptance (the "Transfer Date") shall be the date of acceptance thereof by the Deal Agent and the Registrar, unless a later date is specified in Section 3 of Schedule 1 hereof.

     5. Upon such acceptance by the Deal Agent and Registrar and upon such recording by the Registrar, as of the Transfer Date, (i) the Assignee shall be a party to the Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Noteholder thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Agreement.

     6. Upon such acceptance by the Deal Agent and Registrar and upon such recording by the Registrar, from and after the Transfer Date, the Deal Agent and the Paying Agent shall make, or cause to be made, all payments under the Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal and interest with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Agreement for periods prior to the Transfer Date directly between themselves.

     7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

                  [remainder of page intentionally left blank]

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Assignment  and
Acceptance  to  be  executed  by  their  respective   officers   thereunto  duly
authorized, as of the date first above written.

                                     [NAME OF ASSIGNOR]


                                     By:
                                        ----------------------------------------
                                         Title:

                                     Address for notices
                                          [Address]

                                     [NAME OF ASSIGNEE]


                                     By:
                                        ----------------------------------------
                                         Name:
                                         Title:

                                     Address for notices
                                                 [Address]

Acknowledged and accepted
this ___ day of ___________, ____

FIRST UNION NATIONAL BANK,
as Registrar

By:
   ----------------------------------
    Title:

Acknowledged and accepted
this ___ day of ___________, ____

FIRST UNION SECURITIES, INC.,
as Deal Agent

By:
   ----------------------------------
    Name:
    Title:

                                   Schedule 1
                                       to
                            Assignment and Acceptance
                                 Dated _________


         Section 1.
         ---------

                  Percentage Interest:               ________%



         Section 2.
         ---------

                  Assignee's Commitment:    $____________

                  Outstanding Principal Amount
                  Owing to the Assignee: $_____________


         Section 3.
         ---------

                  Transfer Date: ___________________

                                    EXHIBIT B
                             FORM OF FUNDING REQUEST
                                    [to come]

                                    EXHIBIT C
                                   [RESERVED]

                                    EXHIBIT D
                                  FORM OF NOTE

                                      NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE SECURITIES LAW AND THE ISSUER HAS NOT BEEN REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "INVESTMENT COMPANY ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, AS EVIDENCED BY AN OPINION OF COUNSEL, CERTIFICATION AND OTHER INFORMATION SATISFACTORY TO THE ISSUER, AND SUBJECT TO THE COMPLETION OF AND DELIVERY TO THE ISSUER AND THE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE, AND ANY NOTEHOLDER WILL, AND EACH SUBSEQUENT NOTEHOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE. THE ISSUER IS NOT OBLIGATED TO REGISTER THIS NOTE UNDER THE 1933 ACT OR ANY STATE SECURITIES OR BLUE SKY LAWS. TRANSFER OF THIS NOTE IS SUBJECT TO THE PROVISIONS OF ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ALL APPLICABLE JURISDICTIONS.

THE INITIAL HOLDER OF THIS NOTE IS SUBJECT TO AN OBLIGATION TO PROVIDE ADDITIONAL AMOUNTS TO THE ISSUER ON THE TERMS AND CONDITIONS SET FORTH IN THE NOTE PURCHASE AGREEMENT (DEFINED BELOW).



                                      NOTE


$200,000,000.00                                                  August 31, 2001

     Reference is hereby made to that certain Note Purchase Agreement dated as of August 31, 2001 (as amended, supplemented or otherwise modified in accordance with the terms thereof and in effect from time to time (the "Note Purchase Agreement"), by and among UAFC-2 Corporation (the "Issuer"), Variable Funding Capital Corporation (the "Company"), the Bank Investors named therein, First Union National Bank, as registrar and paying agent, and First Union Securities, Inc., as deal agent, and to that certain Security Agreement dated as of August 31, 2001 (as amended, supplemented or otherwise modified and in effect from time to time (the "Security Agreement") by and among the Issuer, the Company, Union Acceptance Funding Corporation, as seller, Union Acceptance Corporation, individually and as collection agent, First Union Securities, Inc., as collateral agent and deal agent, First Union National Bank, as paying agent, and the Bank Investors named therein. All capitalized terms used but not defined herein shall have the meanings assigned thereto in the Note Purchase Agreement or the Security Agreement, as applicable.

     FOR VALUE RECEIVED, UAFC-2 CORPORATION. (the "Issuer") hereby promises to pay to FIRST UNION SECURITIES, INC., as Deal Agent for the account of the Company and the Bank Investors the principal sum of TWO HUNDRED MILLION DOLLARS ($200,000,000.00), in lawful money of the United States of America and in immediately available funds.

     The initial holder of this Note may be required under the terms and conditions of the Note Purchase Agreement to make additional amounts of principal available to the Issuer. The date and amount of each Funding extended to the Issuer under the Note Purchase Agreement, and each payment of principal thereof by the Issuer, shall be recorded by the holder or its agent on its books and/or on the schedule attached hereto or any continuation thereof. Although the stated principal amount of this Note is as stated above, this Note shall be enforceable, with respect to the Issuer's obligation to pay the principal hereof, only to the extent of the unpaid principal amount of the Fundings outstanding under the Note Purchase Agreement at the time such enforcement shall be sought.

     Interest on the outstanding principal amount of this Note shall accrue at the interest rate from time to time in effect pursuant to the terms of the Note Purchase Agreement and is payable on the dates provided for in the Note Purchase Agreement. Interest at the Base Rate based on the Prime Rate will be computed on the basis of a 365 or 366-day year, as applicable, for the actual number of days. All other interest payable hereunder shall be computed on the basis of a 360 day year for the actual days elapsed. If all or a portion of (i) the principal amount hereof or (ii) any interest payable thereon or (iii) any other amounts payable hereunder shall not be paid when due (whether at maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum that is equal to the Base Rate plus 2%, from the date of such non-payment to (but excluding) the date such amount is paid in full.

     Principal shall be paid on each Remittance Date as required under the Security Agreement and may be prepaid in whole or in part at any time pursuant to the terms of the Security Agreement.

     Notwithstanding any other provisions contained in this Note, if at any time the rate of interest payable by the Issuer under this Note exceeds the highest rate of interest permissible under applicable law (the "Maximum Lawful Rate"), then so long as the Maximum Lawful Rate would be exceeded, the rate of interest under this Note shall be equal to the Maximum Lawful Rate. If at any time thereafter the rate of interest payable under this Note is less than the Maximum Lawful Rate, the Issuer shall continue to pay interest under this Note at the Maximum Lawful Rate until such time as the total interest paid by the Issuer is equal to the total interest that would have been paid had applicable law not limited the interest rate payable under this Note. In no event shall the total interest received by the holders of this Note exceed the amount the holders hereof could lawfully have received had the interest due under this Note been calculated since the date of this Note at the Maximum Lawful Rate.

     Payments of the principal of, and interest on, Fundings represented by this Note shall be made by the Issuer to the holder hereof by wire transfer of immediately available funds in the manner and at the address specified for such purpose to the Issuer in writing from time to time.

     If any payment under this Note falls due on a day which is not a Business Day then such due date shall be extended to the next succeeding Business Day, and interest shall be payable on any principal so extended at the applicable interest rate.

     The entire outstanding principal amount of this Note and accrued interest thereon will be due and payable on the Remittance Date occurring in the fourth calendar month following the calendar month in which the latest maturing Receivable (determined as of the Termination Date) is scheduled to mature (without regard to any extensions subsequently granted on any Receivable by the Issuer or the Collection Agent) . The Issuer's obligations under this Note are payable solely from the Collateral and no general recourse shall be had on the Note against the Issuer.

     The Issuer shall pay all costs of collection of any amount due hereunder when incurred, including, without limitation, reasonable attorney's fees and expenses, and including all costs and expenses actually incurred in connection with the pursuit by the holder of any of its rights or remedies referred to herein or the protection of or realization upon the Collateral (as defined below).

     The Issuer waives presentment, notice of dishonor, protest and other notice or formality with respect to this Note.

     This Note is secured by the security interests granted pursuant to the Security Agreement.

                  [Remainder of Page Intentionally Left Blank]

     THIS NOTE SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS
LAW).

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed manually or in facsimile, by its authorized officer as of the date set forth below.


                                     UAFC-2 CORPORATION


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                   ASSIGNMENT


Social  Security  or  taxpayer  I.D. or other  identifying  number of  assignee:
________________




     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ------------------------------------------
            (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints _________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.


Dated: __________


[exact name of assignor, which must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever] ______________


-------------------------------------------------


Signature Guaranteed:


-------------------------------------------     -------------------------------

      Schedule Attached to Note Dated August 31, 2001 of UAFC-2 Corporation
       payable to the order of First Union Securities, Inc. as Deal Agent for the account of the Company and the Bank Investors


                            Bank Investor/Company
Funding Date  Funding Amount  Share of Funding  Repayment Amount Repayment Date